Exhibit 99.1

Press Release
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Byron Purcell	Chris Savarese
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FOR IMMEDIATE RELEASE

Rite Aid Announces Leadership Transition and Organizational Restructuring

John Standley to Step Down as Chief Executive Officer Upon Appointment of Successor

Bryan Everett and Matt Schroeder Named COO and CFO, Respectively

Kermit Crawford, President and COO, and Darren Karst, CFO and CAO, Leaving the Company

Company Expects to Generate Annual Cost Savings of $55 Million through Organizational Restructuring

CAMP HILL, PA – March 12, 2019 - Rite Aid Corporation (NYSE: RAD) announced today a leadership transition plan and an organizational restructuring to better align its structure with the Company’s operations and to reduce costs.

As part of the leadership transition, John Standley will step down as chief executive officer. The Board will promptly commence a search process for a new CEO, and Standley will remain CEO until the appointment of his successor.

Rite Aid also announced additional management changes, each of which is effective immediately. Bryan Everett, chief operating officer of Rite Aid Stores has been promoted to chief operating officer of the Company, succeeding Kermit Crawford who is leaving the Company. Matt Schroeder, chief accounting officer and treasurer, has been promoted to chief financial officer. Schroeder is succeeding Darren Karst who is leaving the Company this spring after supporting a brief transition. Brian Hoover, group vice president and controller, has been promoted to chief accounting officer. Jocelyn Konrad, executive vice president, pharmacy, has been promoted to executive vice president, pharmacy and retail operations. Derek Griffith, executive vice president, store operations is leaving the Company. Rite Aid also will consolidate additional senior leadership roles resulting in the elimination of certain positions.

In addition, the Company announced actions that will reduce managerial layers and consolidate roles across the organization, resulting in the elimination of approximately 400 full-time positions, or more than 20% of the corporate positions located at the Company’s headquarters and across the field organization.

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Rite Aid Press Release – page 2

Approximately two-thirds of the reductions will take place immediately with the balance by the end of fiscal 2020. As a result of the restructuring, Rite Aid expects to achieve annual cost savings of approximately $55 million, of which approximately $42 million will be realized within fiscal year 2020. These cost savings will serve to offset an expected reduction in income associated with its diminishing obligations under the Transition Services Agreement with Walgreen Co., which related to the prior sale of stores. Rite Aid expects to incur a one-time restructuring charge of approximately $38 million to achieve the targeted cost savings.

"Rite Aid’s Board of Directors is committed to more closely aligning the structure and leadership of the Company with our present scale and today's announcement is an important step in positioning Rite Aid for future success,” said Bruce Bodaken, chairman of Rite Aid’s Board of Directors. “These are difficult decisions and we recognize the implications they have for individuals across our organization. However, it is imperative we take action to reduce the cost of current operations and become a more efficient and profitable company.”

“The Board believes that now is the right time to undertake a leadership transition,” Bodaken continued.  “We will be focused on recruiting a leader that will best position Rite Aid to create long-term value for shareholders. As we conduct the search process, John has agreed to stay until we appoint his successor. We thank John for his outstanding leadership in guiding the Company over the past several years. His leadership and expertise has been critical to ensuring the Company’s stability and success through an extremely challenging environment. In addition, we are confident that Bryan, Matt and our senior leadership team have the capabilities and experience necessary to effectively guide Rite Aid forward. On behalf of the Board, I want to thank Kermit, Darren, and all the other departing associates for their service and contributions to the Company.”

Bryan Everett Biography

Everett joined Rite Aid in August 2015 as executive vice president of store operations and was promoted to chief operating officer of Rite Aid Stores in 2017. Prior to joining Rite Aid, he held multiple senior leadership positions at Target Corporation, ultimately serving as senior vice president of store operations. In this role, he focused on talent management, strategy development, operational efficiency and integrated technology solutions. He also led new format, new store and remodel programs while also overseeing pharmacy and clinic operations. Before joining Target, Everett also held store operations management positions at Fleming Wholesale and ALDI Inc. Everett also serves as a member of The Rite Aid Foundation Board of Directors.

Matt Schroeder Biography

Schroeder joined Rite Aid in 2000 as vice president of financial accounting and was promoted to group vice president of strategy, investor relations and treasurer, in 2010. In 2017, Schroeder was promoted to senior vice president, chief accounting officer and treasurer. Prior to joining the company, Schroeder worked for Arthur Andersen, LLP, where he held several positions of increasing responsibility, including audit senior and audit manager. He also currently serves as treasurer of The Rite Aid Foundation, as well as a member of its Board of Directors.

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Rite Aid Press Release – page 3

About Rite Aid Corporation

Rite Aid Corporation is one of the nation's leading drugstore chains with fiscal 2018 annual revenues of $21.5 billion. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions.  These statements are based upon the current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties may include, but are not limited to, our ability to successfully execute and achieve benefits from our leadership transition plan and organizational restructuring, including our chief executive officer search process, and to manage the transition to a new chief executive officer and other management; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company. A detailed discussion of assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date hereof. Rite Aid undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

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